EXHIBIT 10.53

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                               FIRST AMENDMENT TO
                               PURCHASE AGREEMENT

         FIRST AMENDMENT TO PURCHASE AGREEMENT (this "Amendment") dated as of December 10, 1996, by and between WHITEWELD CENTRE, INC., a New Jersey corporation having an office c/o Whiteweld, Barrister & Brown, Inc., 300 Tice Boulevard, Woodcliff Lake, New Jersey 07675 ("Seller"), and CALI REALTY ACQUISITION CORPORATION, a Maryland corporation having an office at 11 Commerce Drive, Cranford, New Jersey 07016 ("Purchaser").

                              W I T N E S S E T H :

         WHEREAS, Seller and Purchaser have entered into a certain Purchase Agreement dated October 11, 1996 (the "Agreement"), pursuant to which Seller agreed to sell and Purchaser agreed to purchase the property commonly known as Whiteweld Centre, 300 Tice Boulevard, Woodcliff Lake, New Jersey, as more fully described in the Agreement (the "Premises"); and

         WHEREAS, Seller and Purchaser have agreed to amend the Agreement as hereinafter set forth.

         NOW, THEREFORE, in consideration of Ten ($10.00) and 00/100 Dollars and the mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, it is hereby agreed by the parties as follows:


         1. The Purchase Price is hereby reduced by Two Hundred Thousand ($200,000) Dollars to Thirty Five Million ($35,000,000) Dollars.


         2. (a) Purchaser has advised Seller that in addition to the leasing commissions reflected on Schedule "J" to the Agreement, there is an additional leasing commission (the "Cushman Commission") which is the obligation of Seller in accordance with Section 14 of the Agreement, due to Cushman & Wakefield of New Jersey, Inc. ("Cushman") in connection with the Lease dated April 13, 1992 between Seller and Integral Systems, Inc. In addition, the agreement pursuant to which the leasing commission due Strategic Alliance, which commission (the "Strategic Commission") is set forth on Schedule "J" of the Agreement, provides that the full amount of said commission becomes immediately due and payable upon a sale of the Premises. Seller hereby agrees that the Strategic Commission shall be paid to Strategic Alliance at the Closing and the Cushman Commission shall be paid to Cushman at the Closing, and Purchaser is hereby entitled to pay the Strategic Commission to Strategic Alliance or its designee against a receipt of same and to pay the Cushman Commission to Cushman or its designee against a receipt of same, in each event to be paid out of Seller's funds.


            (b)  Seller  shall  provide   Purchaser  with  evidence  at  Closing
reasonably satisfactory to Purchaser that the commission due to CB Commercial Real Estate Group in Connection with the Lease dated December 15, 1992 between Seller and Comdisco Inc. and to Jacobson, Goldfarb and Tanzman Associates in connection with the Lease dated May 25, 1994, between Seller and Chase Home Mortgage Company have been fully paid.
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         3. (a) Seller has agreed that  certain  work is to be  performed at the
Premises following the Closing for which it shall be liable. Said work (the "Property Repairs") and the estimated dollar amount required to complete each item of work (the "Allocated Amounts") are set forth on Exhibit 3(a) annexed hereto. At Closing, Seller shall deposit with Pryor, Cashman, Sherman & Flynn (the "Escrowee") pursuant to an escrow agreement executed at Closing the sum of One Hundred Twenty-Six Thousand ($126,000) Dollars (the "Repair Escrow"). No later than three (3) days following Closing, and subject to the requirements set forth in this Section 3(a), Seller shall commence the Property Repairs and shall complete same within thirty (30) days thereafter except for those Property Repairs that can not reasonably be completed within thirty (30) days. The Property Repairs shall be diligently pursued, shall be performed in a good and workmanlike manner, and shall be completed with new, first class materials. The Property Repairs shall be deemed completed upon the approval of Purchaser, and upon the delivery to Purchaser of evidence reasonably satisfactory to it that all of the parties performing said repairs have been paid in full, that none of said parties have any right to file a lien against the Premises for any purpose and that any permits or licenses necessary to evidence the acceptance of the Property Repairs by any applicable governmental authorities have been issued. Upon completion of each of the Property Repairs as required herein, Purchaser shall direct Escrowee to release to Seller the Allocated Amount for said Property Repair from the Repair Escrow.


            (b) Prior to commencing any of the Property Repairs, Seller shall obtain Purchaser's approval of any plans, specifications or other construction program for, and the parties performing, the Property Repairs, shall provide Purchaser with evidence of such insurance as Purchaser reasonably requires, and shall coordinate the Property Repairs with Purchaser. Seller hereby indemnifies, defends and holds harmless Purchaser from any and all losses, costs, damages, expenses (including reasonable attorney's fees) or claims which Purchaser may incur on account of the Property Repairs or the failure to perform same in accordance with this Amendment. In the event that Seller requires access to any of the space occupied by tenants at the Premises to perform the Property Repairs, said access shall be subject to the rights of said tenants.


            (c) In the event that the Property Repairs are not completed in the manner and within the time frame set forth above, Purchaser shall have the right, but not the obligation, to commence and complete same and to be reimbursed from the Repair Escrow, upon demand, for all of its costs and expenses incurred on account thereof.

         4. (a) Prior to closing, Seller shall have entered into a five (5) year lease with Town & Country Developers, Inc. ("T&C") for an aggregate of 5,776 square feet at an annual rental rate of $24.00 per square foot (the "T&C Lease"). The form of the T&C Lease shall be reasonably acceptable to Purchaser and shall include among other things, the following terms and conditions: T&C shall not be permitted to sublet the premises demised under the T&C Lease without the Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed; Landlord shall be entitled to collect any incremental income, however characterized, received from a subtenant or upon an assignment of the lease; and all costs of tenant improvements and leasing commissions in connection with a sublet shall be borne by T&C.
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            (b) In  addition,  at  Closing,  T&C shall  deliver to  Purchaser  a guaranty of T&C's obligations under the T&C Lease by James J. Bovino, which guaranty shall be in form and substance satisfactory to Purchaser.

         5. (a) Seller, for its own account and on behalf of others, is in the process of obtaining approvals for the construction of a heliport (the "Heliport") on a portion of the Premises shown on the site plan attached hereto as Exhibit 6(a). Purchaser hereby consents to Whiteweld, Barrister & Brown, Inc. ("WBB") continuing to pursue said approvals on behalf of Seller and such other parties, provided that any submissions be delivered to Purchaser prior to their submission to the relevant governmental authorities for Purchaser's approval (Seller hereby representing and warranting that none of the submissions or approvals to date have imposed any obligations on the owner of the Premises), not to be unreasonably withheld or denied, and provided, further, that any conditions, requirements or limitations on the development, construction and operation of the Heliport shall similarly be subject to Purchaser's approval, not to be unreasonably withheld or denied. If Purchaser shall accept the approvals for the Heliport, then WBB agrees to construct the Heliport at no cost or expense to Purchaser and subject to the requirements set forth below. WBB agrees to keep Purchaser informed on the status of the approvals, and any meetings or hearings with regard to the approvals.

            (b) Any work in connection with the development or construction of the Heliport (the "Heliport Construction") shall be commenced promptly after acceptance of the approvals by Purchaser, shall be continued diligently, and shall be completed lien-free, in a good and workmanlike manner using new, first class materials. Prior to commencing the Heliport Construction, WBB shall obtain Purchaser's approval of any plans, specifications or other construction program for, and the parties performing, the Heliport Construction, shall provide Purchaser with evidence of such insurance as Purchaser reasonably requires, and shall coordinate the Heliport Construction with Purchaser. WBB hereby indemnifies, defends and holds harmless Purchaser from any and all losses, costs, damages, expenses (including reasonable attorney's fees) or claims which Purchaser may incur on account of the Heliport Construction or the failure to perform same in accordance with this Amendment. WBB shall reimburse Purchaser for its reasonable costs in supervising and inspecting the Heliport Construction from time to time.

            (c) At Purchaser's election, made at any time, WBB shall be obligated to post a bond or other evidence of security satisfactory to Purchaser in its discretion, both as to amount and surety, to insure completion of the Heliport Construction in the manner required herein.

            (d) In the event that the approvals are granted and the Heliport Construction is completed, the Heliport may not be used until such time as WBB, Purchaser and Medco Containment Services, Inc. ("Medco") shall have entered into an agreement reasonably acceptable to Purchaser providing that so long as WBB and Medco are tenants at the Premises, such parties shall have a "preferential" use of the Heliport, and that Purchaser shall have substantially similar use rights. Purchaser shall also have the right to grant other parties the rights to use the Heliport.

         6. In the event of any conflict or inconsistency between the terms and conditions of this Amendment and the terms and conditions of the Agreement, the terms and conditions of this Amendment shall govern and control. All other terms, conditions and provisions of the Agreement shall continue in full force and effect and unmodified.
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         7. Capitalized  terms used and not otherwise  defined herein shall have the meanings respectively assigned to them in the Agreement.

         8. This Amendment shall be binding upon and inure to the benefit of the successors, legal representatives, heirs and assigns of the parties hereto. This Amendment represents the entire agreement of the parties with respect to the matters addressed herein, and may not be amended except upon the written agreement of both of the parties hereto.

         9. This Amendment may be executed by facsimile signatures in any number of counterparts, each of which shall be deemed an original and all of which when considered together shall be one and the same document.

                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


                                                WHITEWELD CENTRE, INC., Seller


                                                By: /s/ James J. Bovino
                                                    --------------------
                                              Name: James J. Bovino
                                             Title: President

                                                CALI REALTY ACQUISITION
                                                   CORPORATION, Purchaser


                                                By: /s/ Roger W. Thomas
                                                    -------------------
                                              Name: Roger W. Thomas
                                             Title: Vice President